EXHIBIT 23.1

Dohan and Company, CPA’s, P.A.

Certified Public Accountants

7700 North Kendall Drive

Suite 200

Miami, Florida 33156

Phone (305) 274-1366

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated March 18, 2003, except for Note 3, as to which the date is April 17, 2003, included in GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this Form S-8 Registration Statement.

/s/    Dohan and Company, CPA’s, P.A.

DOHAN AND COMPANY, CPA’s, P.A.

Certified Public Accountants

February 13, 2004